Exhibit 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

August 1, 2013

U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549

Re: Nano Labs Corp.
SEC File No. 333-171658

On June 20, 2013 my appointment as auditor for Nano Labs Corp. ceased. I have read Nano Labs Corp.’s statements included under Item 4.01 of its Form 8-K dated June 20, 2013, and as amended August 1, 2013, and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.
Certified Public Accountant